Exhibit 99.1
Media Relations:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden Communications
973-582-3498	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation Reports Fiscal 2008
Third Quarter Financial Results

Quarterly Revenue Up 18.7% Year-Over-Year
Web Communications Services Revenue Increases 20.3% Year-Over-Year

POMPANO BEACH, FL - August 14, 2008 - Onstream Media Corporation (NASDAQ: ONSM), an online service provider of live and on-demand internet video, announced today its financial results for the third fiscal quarter, the period ended June 30, 2008.

Financial Highlights

•
Third quarter revenue of approximately $4.5 million, up 18.7% from the $3.8 million for the third fiscal quarter last year and up 4.6% compared sequentially to the $4.3 million for the second quarter of the current fiscal year.

•	Gross profit margin of 65.6%, compared to 67.6% for the third quarter in the prior fiscal year. Year-to-date gross profit margin of 67.6% compared to 63.9% for the first nine months of fiscal 2007.
•	Operating expenses as a percent of sales decreased to approximately 101.4% from approximately 110.3% in the prior-year third quarter and compared to 111.9% in the second quarter of this year.
•
The net loss for the third quarter of fiscal 2008 was almost entirely due to non-cash items and as a result, net cash used in operating activities (before changes in current assets and liabilities) was approximately $82,000 for the quarter ended June 30, 2008.

Financial Discussion

Record revenue for the quarter was approximately $4.5 million, an increase of 18.7% compared to the third fiscal quarter of last year, and up 4.6% compared sequentially to the $4.3 million for the second quarter of the current fiscal year. The revenue growth over the third fiscal quarter of last year was due to a 20.3% increase in revenues from the Web Communications Services Group and a 13.9% increase in the Digital Media Services Group.

Randy Selman, President and Chief Executive Officer of Onstream Media, commented, “Although the growth in the digital media sector has been slower than expectations, we are encouraged by recent analyst reports that a substantial migration of dollars being spent in the broadcasting media will be shifting toward Internet-based video services. We believe this shift will soon result in a significant improvement in the overall sector’s revenues and benefit Onstream Media in particular due to our strong competitive position. In order to capture a significant share of this opportunity, we need to both remain competitive as well as relevant with the changing requirements of this emerging market. As a result, beginning last quarter, we increased our research and development spending in several areas to both augment our existing service offerings in both our DMSP and Web Communications groups and to accelerate the development of customer-requested additional services, strengthening our leadership position and further differentiating Onstream in the marketplace. This increased R&D investment has, in the short term, impacted our operating results. We do not believe this is a long-term situation as we expect to complete a substantial portion of these new services by the quarter ended March, 2009. However, the demand for our rich media management expertise continues to grow, demonstrating the viability of our markets and confirming that our technology is sought after by a wide range of customers. Onstream’s proposed acquisition of Narrowstep, announced during this quarter, represents one of, if not the last, key components for completion of our DMSP product line, providing the top and final level of client features and services for the most advanced users of Internet-based video. While we are not satisfied with the financial performance during the third quarter, we recognize that we have made significant strategic progress and remain confident in Onstream’s future.”

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Mr. Selman continued, “Our focus remains on accelerating our growth, and the pieces are in place to accomplish this task. The i-Encode product has been well received in the marketplace and we have booked several initial orders for this innovative appliance. Based on recent discussions we believe the order flow from the long-delayed Qwest Networx contract appears to be finally ready to commence. Our DMSP segment now has more than 275 customers, demonstrating growth in our sales channel which should lead to revenue and margin expansion over the next 12 months. We continue to possess a stable and diversified client and revenue base with a strong recurring revenue component, setting the stage for more predictable and sustainable growth as we move forward. It is now clear that we will exceed our projected 40% revenue growth rate for the year, and it appears that fiscal 2008 will be a record sales year for Onstream.”

Consolidated gross margin for the quarter was approximately $2.9 million, or 65.6% gross profit margin, compared with gross margin of approximately $2.6 million, or 67.6% of revenues, in the third fiscal quarter last year. The decrease in gross margin was due primarily to the costs of bandwidth and other services to maintain redundant, overlapping, technical operations centers during our transition to a larger and more cost effective location. The gross margin on revenue related to Infinite Conferencing was approximately 78.8% for the quarter and the Webcasting division contributed gross profit margin of approximately 65.6%, both down slightly compared to the prior-year third fiscal quarter.

Total operating expenses for the quarter were $4.5 million compared to $4.2 million in the prior-year third quarter. The increase was primarily due to a 30.7% increase in compensation expenses and an 11.0% increase in depreciation and amortization expense, partially offset by a 45.8% reduction in expenses for professional fees related to lower investor relations and public relations expenses. The increase in compensation expenses included the impact of non-cash expenses for equity compensation arising from service and performance-based options. The Company reported a loss from operations (before interest expense and other non operating items) of approximately $1.6 million for the third quarter of the current year as well as the third quarter last year. Included in this current quarter loss was $1.0 million in depreciation and amortization expenses, which represents an increase of 11.0%, compared to the $911,933 in similar expenses in the prior-year third quarter.

The consolidated net loss for the current quarter was approximately $(1.7) million, or $(0.04) loss per share (based on 42.4 million weighted average shares outstanding), as compared to a loss of approximately $(1.5) million, or $(0.04) loss per share (based on 36.7 million weighted average shares outstanding) for the prior-year third quarter. The increased net loss was primarily due to increased compensation expenses, including non-cash expenses for the impact of non-cash equity compensation arising from service and performance-based options, partially offset by increased sales and gross margin primarily as a result of the Infinite Conferencing acquisition that we completed on April 27, 2007 and therefore was only reflected in the results of our operations for two months of the three month period ended June 30, 2007.

For the first nine months of fiscal 2008, total revenue was a record $13.2 million, up 65.0% from the $8.0 million for the first nine months of fiscal 2007. The revenue growth was due to the inclusion of approximately $5.4 million in Infinite Conferencing revenue, which reflected nine months of operations in the current fiscal year, compared to approximately $1.3 million in Infinite Conference revenue during the two months following the acquisition last year. Gross margin for the first nine months of fiscal 2008 was approximately $8.9 million, resulting in gross profit margin of 67.6%, compared to gross margin of approximately $5.1 million, or gross profit margin of 63.9% for the first nine months of the prior fiscal year. Total operating expenses for the nine months of fiscal 2008 were approximately $14.2 million, an increase of 31.8% compared to total operating expenses of approximately $10.8 million in the comparable prior-year period. The loss from operations for the first nine months of fiscal 2008 was approximately $(5.2) million compared to a loss from operations of approximately $(5.6) million in the year-ago period. The net loss for the first nine months of fiscal 2008 was approximately $(5.3) million, or $(0.13) per basic and fully diluted share (based on 42.2 million weighted average shares outstanding) compared to a net loss of approximately $(13.0) million, or $(0.49) per basic and fully diluted shares (based on 26.9 million weighted average shares outstanding) in the prior-year period.

Onstream utilized approximately $82,000 cash in operating activities, before changes in current assets and liabilities, during the three months ending June 30, 2008 and utilized approximately $252,000 cash in operating activities, before changes in current assets and liabilities, during the first nine months of the fiscal year. Onstream’s cash balance was approximately $875,000 as of June 30, 2008.

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Outlook

“Based on the record results for the first nine months of fiscal 2008, it is now clear that we will exceed our expectation of 40% top-line growth for the year,” Mr. Selman concluded. “We will closely monitor the short-term research and development spending, related to our DMSP and Web Communications segments, and will strive to minimize the impact these additional expenditures will have on our operating results in the near term and as a result we anticipate a minimal, if any, burn rate in the fourth quarter. ”

Teleconference

Onstream Media will hold a conference call at 4:30 p.m. ET on Thursday, August 14, 2008, to discuss its fiscal 2008 third quarter financial results for the period ended June 30, 2008. The teleconference and related webcast will occur on Thursday, August 14, 2008 at 4:30 p.m. Eastern Time. Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=50412 or by calling 1-866-682-6100 or 201-499-0416. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=50412.

About Onstream Media:

Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds, utilizing Onstream Media’s Auction Video™ (patent pending) technology. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Select Onstream Media customers include: AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, Dell, Deutsche Bank, Disney, National Press Club, NHL, MGM, PR Newswire, Televisa, WireOne, Shareholder.com, and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com  or call 954-917-6655.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Additional Information and Where to Find It

Onstream intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Onstream and Narrowstep and other relevant materials in connection with the proposed transaction. THE JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE STOCKHOLDERS OF ONSTREAM AND NARROWSTEP. INVESTORS AND SECURITY HOLDERS OF ONSTREAM AND NARROWSTEP ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONSTREAM, NARROWSTEP AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Onstream or Narrowstep with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  Investors and security holders may obtain free copies of the documents filed with the SEC by Narrowstep at narrowstep.com or by contacting Narrowstep Investor Relations via telephone at (609) 945-1772. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Onstream at www.onstreammedia.com or by contacting Onstream’s Investor Relations via telephone at 646-536-7331. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Narrowstep and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Narrowstep and Onstream in favor of the proposed transaction. Information about the directors and executive officers of Narrowstep and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

Onstream and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Onstream and Narrowstep in favor of the proposed transaction. Information about the directors and executive officers of Onstream and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

Tables Follow

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ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2008	September 30, 2007

	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$874,834	$560,230
Accounts receivable, net of allowance for doubtful accounts of $48,257 and $65,254, respectively	2,598,499	2,620,177
Prepaid expenses	471,755	565,649
Inventories	80,580	85,459
Other current assets	108,596	137,632
Total current assets	4,134,264	3,969,147

PROPERTY AND EQUIPMENT, net	4,501,855	5,551,026
INTANGIBLE ASSETS, net	4,077,745	5,108,604
GOODWILL, net	21,696,948	21,696,948
OTHER NON-CURRENT ASSETS	462,576	157,931

Total assets	$34,873,388	$36,483,656

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$2,713,756	$2,266,134
Amounts due to shareholders and officers	109,419	109,419
Deferred revenue	115,717	215,400
Notes and leases payable - current portion, net of discount	1,719,610	138,629
Total current liabilities	4,658,502	2,729,582

Notes and leases payable, net of current portion	183,856	255,329
Convertible debentures, net of discount	732,618	-

Total liabilities	5,574,976	2,984,911

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

Series A-10 Convertible Preferred stock, par value $.0001 per share, authorized 700,000 shares, 74,841 and 69,196 issued and outstanding, respectively	8	7
Common stock, par value $.0001 per share; authorized 75,000,000 shares, 42,577,491 and 41,880,707 issued and outstanding, respectively	4,258	4,188
Additional paid-in capital	130,227,899	129,090,403
Unamortized discount	(39,842)	(98,491)
Accumulated deficit	(100,893,911)	(95,497,362)
Total stockholders’ equity	29,298,412	33,498,745

Total liabilities and stockholders’ equity	$34,873,388	$36,483,656

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ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended June 30,		Three Months Ended June 30,
	2008	2007	2008	2007
REVENUE:
DMSP and hosting	$1,085,279	$508,905	$356,383	$209,087
Network usage	1,714,638	1,594,048	570,032	522,261
Webcasting	4,459,077	3,556,047	1,569,679	1,478,106
Audio and web conferencing	5,427,288	1,338,563	1,828,831	1,338,563
Other	534,776	1,017,497	157,522	227,199
Total revenue	13,221,058	8,015,060	4,482,447	3,775,216

COSTS OF REVENUE:
DMSP and hosting	463,448	206,662	219,790	107,531
Network usage	708,665	666,151	236,468	223,472
Webcasting	1,505,132	1,168,799	539,820	479,001
Audio and web conferencing	1,088,091	220,767	387,922	220,767
Other	517,586	627,182	160,031	190,687
Total costs of revenue	4,282,922	2,889,561	1,544,031	1,221,458

GROSS MARGIN	8,938,136	5,125,499	2,938,416	2,553,758

OPERATING EXPENSES:
General and administrative:
Compensation	7,448,821	4,613,340	2,434,777	1,862,503
Professional fees	1,609,985	2,585,351	426,869	787,555
Other	2,013,811	1,478,855	672,216	604,335
Depreciation and amortization	3,112,054	2,085,771	1,012,273	911,933
Total operating expenses	14,184,671	10,763,317	4,546,135	4,166,326

Loss from operations	(5,246,535)	(5,637,818)	(1,607,719)	(1,612,568)

OTHER (EXPENSE) INCOME, NET:
Interest income	1,781	77,798	-	30,147
Interest expense	(131,339)	(7,470,931)	(78,047)	(7,798)
Debt extinguishment loss	-	(135,000)	-	-
Other income, net	81,343	133,182	168	83,519

Total other (expense) income, net	(48,215)	(7,394,951)	(77,879)	105,868

Net loss	$(5,294,750)	$(13,032,769)	$(1,685,598)	$(1,506,700)

Loss per share - basic and diluted:

Net loss per share	$(0.13)	$(0.49)	$(0.04)	$(0.04)

Weighted average shares of common stock outstanding - basic and diluted	42,240,429	26,859,059	42,384,329	36,664,325

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